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                                                                       EXHIBIT 2

STATE OF NORTH CAROLINA                           REDEMPTION AGREEMENT

COUNTY OF CATAWBA


         THIS REDEMPTION AGREEMENT, dated as of September 22, 1997, among Walker Lyerly, III, a resident of North Carolina (herein "Lyerly") and Walker Lyerly, IV (herein "Shareholder") and RSH Management, Inc., a North Carolina corporation (herein "RSH") and HERTH Management, Inc., a North Carolina corporation (herein "HERTH"). Lyerly and Shareholder are sometimes referred to collectively herein as "Conveying Parties."

                                   WITNESSETH:

         WHEREAS, Shareholder is the owner of Two Hundred Fifty-Eight Thousand Nine Hundred Sixty-Three (258,963) shares (the "Shares") of common stock of RSH (having received said shares by way of gift from Lyerly); and

         WHEREAS, Shareholder desires to sell and RSH desires to redeem all shares of stock of RSH owned by Shareholder in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1. Purchase of Stock. At Closing (as defined below), Shareholder shall sell, assign, transfer and deliver to RSH, and RSH shall accept and redeem the Shares.

         2. Redemption Price/Terms of Payment. The redemption price for the Shares shall be Five Hundred Fifteen Thousand and No/100 Dollars ($515,000.00). Payment shall be by delivery at Closing of a promissory note from RSH in the form attached as Exhibit A and guaranteed by HERTH as the parent of RSH.

         3. Representations and Warranties of Conveying Parties. Conveying Parties represent and warrant to RSH as follows:

                  (a) Title to Shares: Shareholder is the owner of the Shares, free and clear of any liens, encumbrances, and charges, and has full power to sell and transfer the Shares.

                  (b) Authority. The Conveying Parties have full right, power, capacity and authority to enter into this Agreement and to perform their obligations under this Agreement. This Agreement is legal, valid and binding upon the Conveying Parties and is enforceable against them in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation by



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                  Conveying Parties of the transactions contemplated herein
                  violates or will violate, or conflicts with or will conflict with or constitutes a default under, any contract, commitment, lease, agreement, understanding, arrangement, or restriction of any kind to which either of the Conveying Parties is a party, or by which either of the Conveying Parties or their properties may be bound.

                  (c) Litigation; Impairment. There are no legal proceedings pending against or threatened against the Conveying Parties, which, if adversely determined, could, in any respect, prevent or impair the ability of the Conveying Parties to perform the obligations of the Conveying Parties under this Agreement. No matters (individually or in the aggregate) exist, or so far as the Conveying Parties can foresee may reasonably be expected to exist which prevent or impair the ability of the Conveying Parties to perform their obligations under this Agreement.

                  (d) Disclosure. No representation or warranty made by the Conveying Parties in this Agreement contains any untrue statement of a material fact, or omits to state a material fact with respect to the required subject matter thereof which is necessary to prevent any such information contained therein in the aggregate from being materially misleading.

                  (e) WS Partners. The Conveying Parties do not have any direct or beneficial interest in WS Partners, a North Carolina partnership, and to their knowledge, WS Partners was dissolved and all assets and liabilities thereof collapsed and transferred into RSH.

         4. Representations and Warranties of RSH. RSH represents and warrants to Shareholder as follows:

                  (a) Authority. RSH has full right, power, capacity and authority to enter into this Agreement and to perform the obligations of RSH under this Agreement. This Agreement is a legal, valid and binding obligation of RSH and is enforceable against RSH in accordance with its terms. Neither the execution and delivery of this Agreement by RSH, nor the consummation by RSH of the transactions contemplated herein violates or will violate, or conflicts with or will conflict with, or constitutes a default under, any contract, commitment, lease, agreement, understanding, arrangement, restriction of any kind to which RSH is a party, or by which RSH or its properties may be bound.

                  (b) Litigation; Impairment. There are no legal proceedings pending against or threatened against RSH,


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                  which, if adversely determined, could, in any respect, prevent or impair the ability of RSH to perform the obligations of RSH under this Agreement. No matters (individually or in the aggregate) exist, or (so far as RSH can foresee) may reasonably be expected to exist which prevent or impair the ability of RSH to perform its obligation under this Agreement.

                  (c) Disclosure. No representation or warranty made by RSH in this Agreement contains any untrue statement of material fact, or omits to state a material fact with respect to the required subject matter thereof which is necessary to prevent any such information contained therein in the aggregate from being materially misleading.

                  (d) Principals. The principals of RSH are involved in the executive management of WSMP, Inc. ("WSMP") and/or RSH and HERTH. For purposes herein, RSH and HERTH are sometimes referred to collectively as the "Corporations".

         5. Capacity. The Conveying Parties acknowledge that neither of them is an officer or director of RSH.

         6. Disclosure. The stock registry of HERTH and RSH reflects: (i) that HERTH is the parent corporation of RSH and owns 8,139,930 shares of validly issued and non-accessible RSH shares of the total outstanding 8,557,698 common shares of RSH, and (ii) that the shareholders of the Corporations are as set forth on Exhibit B attached. The stock registry of WSMP reflects that the Corporations own validly issued and registered shares in WSMP as follows: HERTH (300,923) and RSH (918,312). Each party does acknowledge that the Corporations have taken certain action due to debt and financing considerations with regard to the WSMP shares, including various intercompany loans between HERTH and RSH, stock issuances by RSH in cancellation of indebtedness due HERTH, and outside loans through and guaranteed by the various shareholders and related parties of the Corporations which has affected the existing corporate structure and ownership of shares of HERTH and RSH. RSH further represents and warrants that the heavy debt structure of the Corporations as a result of acquiring and carrying the investment of the Corporations in the WSMP shares has created and continues to create a substantial cash flow burden on the Corporations. RSH further represents and warrants that as a result of such burden that management of the Corporations has in the past and continues in the present to actively pursue negotiations for the disposition of the WSMP shares owned by HERTH and RSH. RSH represents that management of WSMP is continually reviewing various options including corporate restructures and mergers which may substantially increase the value of WSMP shares held by its shareholders. RSH further represents that management of HERTH and RSH is continually reviewing options to dispose and liquidate the shares of WSMP held by the Corporations with the expressed intent to do so within the near future in order to eliminate the WSMP


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acquisition debt burdens on HERTH and RSH. Although there are occasional expressions of intent and interest in, and preliminary discussions in regard to, the block of WSMP shares held by RSH and HERTH, RSH warrants and represents that no definitive agreement is pending or outstanding with regard to the disposition of such shares owned by the Corporations. However, it is RSH's intent that management of the respective Corporations will continue to solicit and seek opportunities to dispose of the WSMP shares, and at a price in excess of current market value, in order to retire the aforesaid debts. It is a principal purpose of this acquisition to afford RSH in conjunction with its principals the opportunity to further consolidate control of HERTH and RSH in order to facilitate such disposition of the WSMP shares. The Conveying Parties hereby acknowledge and understand that it is the intent of the principal shareholders of RSH and HERTH to consolidate control of the Corporations for the primary purpose of facilitating the disposition of the WSMP shares controlled by the Corporations, said disposition intended to be at a level in excess of the current market value.

         7. Release/Hold Harmless. Effective as of Closing, and as an inducement to RSH to enter into this transaction, and in consideration of the transaction contemplated herein, and other consideration of legal sufficiency, the receipt of which is hereby acknowledged, the undersigned Conveying Parties, for themselves, their heirs and assigns, do release and forever discharge RSH and HERTH, their respective officers, directors, agents, and shareholders, from all liabilities, claims, demands, shareholder or derivative actions, and charges of every nature, including attorneys fees, whatsoever in law or in equity, which the Conveying Parties, their heirs or assigns, can, shall, or may have by any reason or transaction or act or omission, whether authorized or unauthorized, prior to the date hereof, provided, nothing herein shall be deemed a release of HERTH or RSH from any rights of contribution, subrogation, or indemnity due to the Conveying Parties as a result of being a guarantor of any of the obligations or liabilities of the Corporations.

         The Corporations expressly agree to assume, indemnify and hold harmless the Conveying Parties from any liability or obligation of the Corporations of which either of the Conveying Parties is an endorser, co-obligor, or guarantor.

         8. Confidentiality. The terms and conditions of this Agreement shall be kept confidential by the parties and their representatives unless disclosure is required by a law or order of any governmental agency, provided, that prior to any forced disclosure, the disclosing party shall provide written notice to the other party to provide the other party with the opportunity to contest such disclosure or to apply for an injunction restraining the disclosure, in whole or in part. Nothing herein shall be construed as prohibiting the nondisclosing party from pursuing any other available remedy for such breach or threatened breach of this provision, including without limitation, the recovery of damages.


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For purposes of this provision, "representatives" means attorneys, accountants, bankers, appraisers, advisers or other consultants engaged by any of the parties hereto for the purpose of giving advice or counsel with regard to this Agreement.

         9. Assignment of Options. In consideration of Ten Dollars ($10.00) and other valuable consideration paid by RSH, receipt of which is hereby acknowledged, and as a material inducement for RSH to enter into this Agreement, Lyerly does hereby sell, transfer and assign to RSH and HERTH all right, title and interest in any and all options, if any, of Lyerly to purchase shares of WSMP, Inc., including but not limited to any option conveyed to Lyerly by way of a Letter Agreement dated April 1, 1992 between James C. Richardson, Jr. et al.

         10. Closing. Such closing of the transaction described herein (the "Closing") shall take place at such time and place as the parties may mutually agree on or before September 22, 1997.

         (a) Shareholder shall deliver the Shares with stock powers attached sufficient to transfer title on the books of RSH.

         (b) RSH shall deliver the payment due at Closing and referred to in Section 2.

         10.      Miscellaneous.

                  (a) Survival of Representations and Warranties. All representations, warranties, releases, covenants and agreement made in this Agreement, or in the certificates or instruments delivered pursuant hereto, or in connection herewith shall survive the Closing.

                  (b) Time of the Essence; Extensions. Time is of the essence in the performance of this Agreement. The parties hereto may, solely by written agreement, extend the time for the performance of any of the obligations or other acts the parties hereto; provided, however, no party hereunder shall have any obligation whatsoever to grant any extension. Any agreement on the part of a party for any such extension, modification or waiver shall be validly and sufficiently given and authorized for the purpose of this Agreement only if given in writing appropriately signed by such party and delivered to the other party hereto.

                  (c) Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes any prior agreement, arrangement, and understanding between the parties regarding the subject matter hereof. No representation, warranty, covenant, obligation, promise, inducement, or statement of intention has been made which


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                  is not expressed in this Agreement. This Agreement may be
                  amended or changed only by written instrument duly executed by the parties, and any alleged amendment or change which is not so documented shall not be effective as to the parties.

                  (d) Captions. The section and subsection headings appearing in this Agreement are for convenience of reference only and are not intended to any extent, or for any purpose, to limit or define the text of any section or subsection hereof.

                  (e) Specific Performance. The parties hereto acknowledge that the subject matter of this Agreement is unique and is not susceptible to an adequate remedy at law. It is therefore expressly agreed that upon the failure of either party to perform, enforcement of this Agreement may be had under the laws of equity in the manner of specific performance.

                  (f) Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

                  (g) Benefit and Survival of Rights. This Agreement and any amendments, alterations, modifications, additions or qualifications hereto relating shall be binding upon and inure to the benefit of the parties to this Agreement, their legatees, devisees, personal and legal representatives, successors and/or assigns.

                  (h) Further Assurances. Each party hereto covenants and agrees that, from time to time after the Closing, it shall deliver such instruments and take such other action as may be reasonably necessary to perfect the transactions contemplated hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in accordance with law, all as of the day and year first above written.




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                                       SHAREHOLDER:

                                       Walker Lyerly IV             (SEAL)
                                       ----------------------------
                                       Walker Lyerly, IV

                                       LYERLY:

                                       Walker Lyerly III             (SEAL)
                                       ----------------------------
                                       Walker Lyerly, III


                                       RSH:

                                       RSH MANAGEMENT, INC.

                                       By: James C. Richardson, Jr.
                                           ----------------------------
                                           James C. Richardson, Jr.,
                                           President

ATTEST:

James M. Templeton
---------------------------
Asst. Secretary

(CORPORATE SEAL)

                                       HERTH MANAGEMENT, INC.

                                       By: James C.  Richardson, Jr.
                                           ----------------------------
                                           James C. Richardson, Jr.,
                                           President

ATTEST:

James M. Templeton
---------------------------
Asst. Secretary

(CORPORATE SEAL)